The J.G Wentworth Company® Appoints New Chief Financial Officer
Scott Stevens a Seasoned Global Financial Executive Joins J.G. Wentworth

Radnor, Pa., October 5, 2015 - The J.G. Wentworth Company® (“J.G. Wentworth” or the “Company”)(NYSE: JGW), a diversified consumer financial services company, today announced the appointment of Scott Stevens as its new Executive Vice President and Chief Financial Officer, effective immediately.

Mr. Stevens brings wide-ranging treasury, credit and capital markets experience, including extensive global experience with companies such as Western Union, Meritor and Ford Motor Company. Most recently, Scott was Treasurer and Chief Risk Officer for the Western Union Company responsible for managing long-term capital strategies, funding growth investments, including mergers and acquisitions, and overseeing both the company's financial hedging programs and its investment grade credit ratings.

“We are excited to welcome Scott to the J.G. Wentworth team. He is an accomplished consumer financial services leader who's extensive corporate finance, capital markets, treasury and risk management experience is certain to help strengthen our finance organization,” said Stewart A. Stockdale, Chief Executive Officer and Director for the Company.

"I can’t imagine a more exciting time to join J.G. Wentworth,” Stevens said. “I am looking forward to working with Stewart and the entire J.G. Wentworth team as we leverage our highly-recognized brand to build a leading consumer financial services company.”

Prior to Western Union, Scott also spent 19 years with Ford Credit and Ford Motor Company both domestically and internationally. Among his many corporate finance roles, he managed funding for multi-billion dollar loan portfolios at Ford Credit. Scott holds a Bachelor’s degree in Business Administration Finance from the University of Akron, and an MBA from The Ohio State University.

The Company also announced that Roger Gasper has been promoted to Chief Accounting Officer and Controller. Over the past two years, Roger has led the accounting and controllership teams, and has been instrumental in developing the accounting systems and procedures in support of the company's growth to over $4 billion in securitized assets and diversification into the mortgage, personal and business lending and prepaid card industries. “Roger has consistently demonstrated a high level of integrity and a pragmatic approach to our operations,” added Stockdale. “We have a solid team of finance professionals who play a critical role in our operations.”

John Schwab, the Company’s Executive Vice President and Chief Financial Officer, is leaving the company for an opportunity in the automotive finance industry. Stockdale said, “I want to thank John for his contributions. Over the last few years he has led the company’s IPO, enhanced our securitization platform, and contributed to our diversification and growth strategy. We wish John well in his next role.”

About The J.G. Wentworth Company®
The J.G. Wentworth Company® is a diversified consumer financial services company.  The Company is focused on providing direct-to-consumer access to financing needs through a variety of solutions, including: mortgage lending and refinancing, structured settlement payment purchasing, personal and business lending, and prepaid cards. Through the J.G. Wentworth, Peachtree Financial Solutions, and Olive Branch Funding brands, the Company is the leading purchaser of structured settlement payments.
Mortgage loans are offered by J.G. Wentworth Home Lending, Inc. NMLS ID# 2925 (www.nmlsconsumeraccess.org) 3350 Commission Court, Woodbridge, VA 22192; 1-888-349-3773.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects,’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates,’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Consideration should be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Security and Exchange Commission (the “SEC”), including our registration statement on Form S-1 for our initial public offering, as filed with and declared effective by the SEC on November 8, 2013, and in our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our business generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Contacts:
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com
or
Media Inquiries
Makovsky for The J.G. Wentworth Company®
Michael Goodwin, 212-508-9639
mgoodwin@makovsky.com